UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
November 6, 2007 Date of Report (Date of earliest event reported)

                       EDEN BIOSCIENCE CORPORATION
(Exact Name of Registrant as Specified in Charter)
Washington (State or Other Jurisdiction of Incorporation)	0-31499 (Commission File Number)	91-1649604 (IRS Employer Identification No.)
11816 North Creek Parkway N., Bothell, WA 98011 (Address of principal executive offices, including zip code)
(425) 806-7300 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 6, 2007, the Board of Directors of Eden Bioscience Corporation (the "Company") approved an amendment to add new Section 6.7 to the Company’s Third Amended and Restated Bylaws.  The amendment, effective November 6, 2007, was adopted in response to new rules issued by Nasdaq that require Nasdaq-listed companies to be eligible for a Direct Registration Program by January 1, 2008.  A Direct Registration Program permits an investor's ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.  The new rule does not require issuers to actually participate in a Direct Registration Program or to eliminate physical stock certificates.  However, listed securities must be "eligible" for such a program.  Accordingly, the amendment clarifies the ability of the Company's Board of Directors to authorize the Company to issue or transfer shares of stock without certificates as provided under Washington law.  The authorization does not affect shares already represented by certificates until they are surrendered to the Company.

A copy of the amendment to the Company's Third Amended and Restated Bylaws is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)           Exhibits

Exhibit No.                            Description

3.1	Form of Amendment to the Amended and Restated Bylaws of Eden Bioscience Corporation

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDEN BIOSCIENCE CORPORATION

Dated: November 8, 2007	By:	/s/ Bradley S. Powell
Bradley S. Powell
President, Chief Financial Officer and Secretary